Exhibit 99.B(h)(iii)(o)

AMENDMENT NO. 15

to the

EXPENSE LIMITATION AGREEMENT

This Amendment is made as of May 30, 2013 to the Expense Limitation Agreement dated August 14, 2007 (“Agreement”), as amended, between Munder Series Trust (“MST”) and Munder Capital Management (“MCM”).

WHEREAS, MCM previously agreed through May 31, 2013 to waive a portion of the investment advisory fee payable by the Munder International Small-Cap Fund under the Combined Investment Advisory Agreement between MCM and MST; and

WHEREAS, MCM has agreed to continue such waiver through October 31, 2014; and

WHEREAS, MCM previously agreed through October 31, 2013 to pay certain expenses of the Munder International Small-Cap Fund and/or waive fees payable under the Service Agreements (as defined in the Agreement) in order to reduce the ordinary annual fund operating expenses born by the shareholders of each class of shares of the Fund; and

WHEREAS, MCM desires to further reduce the ordinary annual fund operating expenses born by the shareholders of each class of shares of the Munder International Small-Cap Fund and to continue such payment and/or waiver through October 31, 2014; and

WHEREAS, on May 14, 2013, the Board of Trustees of MST ratified and approved the creation of a new series of MST, the Munder Emerging Markets Small-Cap Fund, and approved the fees payable by such Fund to MCM for investment advisory services; and

WHEREAS, MCM desires to pay certain expenses of the Munder Emerging Markets Small-Cap Fund and/or waive fees payable under the Service Agreements (as defined in the Agreement) effective upon the commencement of operations of such Fund through October 31, 2014 in order to reduce the ordinary annual fund operating expenses born by the shareholders of each class of shares of the Fund.

NOW THEREFORE, in consideration of the promises contained herein, MST and MCM agree to amend the Agreement as follows:

1.              MCM hereby agrees to waive a portion of the fee payable under the Combined Investment Advisory Agreement between MST and MCM dated December 29, 2006, as amended, with respect to the Munder International Small-Cap Fund so that such Fund shall pay MCM a fee of 0.90% on all assets through October 31, 2014.

2.              MCM hereby agrees to pay Fund expenses and/or waive Service Agreement fees of the Munder International Small-Cap Fund effective June 1, 2013 through October 31, 2014 in amounts sufficient to maintain the Expense Limit (as defined in the Agreement) specified for each class of shares of the Munder International Small-Cap Fund, as shown in Schedule A.

3.              MCM hereby agrees to pay Fund expenses and/or waive Service Agreement fees effective upon the commencement of operations of the Munder Emerging Markets Small-Cap Fund through October 31, 2014 in amounts sufficient to maintain the Expense Limit (as defined in the

Agreement) specified for each class of shares of the Munder Emerging Markets Small-Cap Fund, as shown in Schedule A.

4.              Schedule A of the Agreement is hereby replaced with the attached Schedule A effective June 1, 2013.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

MUNDER SERIES TRUST		MUNDER CAPITAL MANAGEMENT

By:	/s/ Stephen J. Shenkenberg	By:	Peter K. Hoglund
	Stephen J. Shenkenberg		Peter K. Hoglund
	Vice President, Secretary, CLO & CCO		Managing Director, Chief Financial Officer

Dated:  June 1, 2013

SCHEDULE A

To the Expense Limitation Agreement

Expense Limits

Effective Through October 31, 2013:  Expense payments and Service Agreement fee waivers made by MCM under this Agreement shall be made in an amount sufficient to maintain the specified Operating Expense Ratio for each class as follows:

Bond Fund

Class A	0.85%
Class B	1.60%
Class C	1.60%
Class K	0.85%
Class Y	0.60%

Integrity Mid-Cap Value Fund

Class A	1.50%
Class Y	1.25%

Integrity Small/Mid-Cap Value Fund

Class A	1.50%
Class Y	1.25%

Veracity Small-Cap Value Fund

Class A	1.50%
Class B	2.25%
Class C	2.25%
Class K	1.50%
Class R	1.75%
Class R6	1.25%
Class Y	1.25%

Effective Through October 31, 2014:  MCM shall waive a portion of the fee payable under the Combined Investment Advisory Agreement between MST and MCM dated December 29, 2006, as amended, with respect to the Munder International Small-Cap Fund so that such Fund shall pay MCM a fee of 0.90% on all assets through October 31, 2014.

Expense payments and Service Agreement fee waivers made by MCM under this Agreement shall be made in an amount sufficient to maintain the specified Operating Expense Ratio for each class as follows:

Emerging Markets Small-Cap Fund

Class A	1.73%
Class Y	1.48%

International Small-Cap Fund

Class A	1.35%
Class C	2.10%
Class R6	1.10%
Class Y	1.10%
Class I	0.95%

Effective Through October 31, 2015:  Expense payments and Service Agreement fee waivers made by MCM under this Agreement shall be made in an amount sufficient to maintain the specified Operating Expense Ratio for each class as follows:

International Fund-Core Equity

Class A	1.47%
Class C	2.22%
Class Y	1.22%
Class I	0.96%